UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

Lantern Pharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39318	46-3973463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1920 McKinney Avenue, 7th Floor Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(972) 277-1136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Lantern Pharma Inc. 2018 Equity Incentive Plan.

On August 19, 2020, the Board of Directors (the “Board”) of Lantern Pharma Inc. (the “Company”) adopted an Amended and Restated Lantern Pharma Inc. 2018 Equity Incentive Plan.

The Amended and Restated Lantern Pharma Inc. 2018 Equity Incentive Plan (the “Plan”) was adopted (i) to reflect an amendment that was previously approved by the Board and the Company’s stockholders in connection with the Company’s initial public offering (“IPO”) to increase the total shares reserved for issuance pursuant to stock based awards under the Plan, and (ii) to reflect the 1.74 for 1 forward stock split (the “Stock Split”) of the Company’s common stock that took place in connection with the IPO. The amendment to the Plan and the Stock Split were described in the Company’s final prospectus, dated June 10, 2020, filed with the Securities and Exchange Commission on June 12, 2020, pursuant to SEC Rule 424(b).

Pursuant to the previously approved amendment, and after giving effect to the Stock Split, a total of 1,489,680 shares of common stock are reserved for issuance pursuant to stock-based awards under the Plan.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Amended and Restated Lantern Pharma Inc. 2018 Equity Incentive Plan, dated August 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lantern Pharma Inc.,
A Delaware Corporation

Dated: August 21, 2020	By:	/s/ David R. Margrave
David R. Margrave, Chief Financial Officer

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